UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2024

GROVE COLLABORATIVE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40263	88-2840659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Sansome Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(800) 231-8527
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GROV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 21, 2024, Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (“Holdings”), and Grove Collaborative, Inc., a Delaware public benefit corporation (“Grove”), in their capacity as borrowers (Holdings and Grove, collectively, the “Borrowers”) under that certain Loan and Security Agreement, dated as of March 10, 2023 (as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated as of July 16, 2024, the “ABL Loan Agreement”), by and among the Borrowers and Siena Lending Group LLC, a Delaware limited liability company, as lender (in such capacity, the “ABL Lender”), entered into that certain Amendment No. 2 to Loan and Security Agreement, dated as of November 21, 2024 (the “Amendment”), by and among the ABL Lender and the Borrowers, which amends the ABL Loan Agreement to, among other things, (i) reduce the liquidity and excess availability thresholds for triggering a cash dominion event and additional appraisal requirements, (ii) reduce the liquidity threshold for the availability block, (iii) cause the maturity date to no longer be coterminous with the Term Loan Agreement (as defined below), (iv) reduce the liquidity and excess availability requirements for permitted acquisitions and earnout and deferred compensation payments, (v) revise the financial covenant to reduce the minimum liquidity requirement thereunder and to remove the step up in required liquidity previously triggered by certain events relating to the Term Loan Agreement (as defined below) and (vi) update the reporting requirements under the ABL Loan Agreement.

The foregoing description of the Amendment is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On November 21, 2024, the Borrowers, in their capacity as borrowers under that certain Loan and Security Agreement, dated as of December 21, 2022 (as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated as of March 10, 2023, and by that certain Amendment No. 2 to Loan and Security Agreement, dated as of July 16, 2024, the “Term Loan Agreement”), among the Borrowers, Ocean II PLO LLC, a California limited liability company, as administrative and collateral agent, and the lending institutions party thereto (collectively, the “Term Loan Lenders”), voluntarily repaid and discharged in full all obligations in the amount of $30,349,672.50 (other than inchoate indemnity obligations or other obligations that expressly survive termination) under the Term Loan Agreement and terminated the Term Loan Agreement and the other Loan Documents as defined in the Term Loan Agreement.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Loan and Security Agreement, dated as of November 21, 2024, by and among Grove Collaborative Holdings, Inc., Grove Collaborative, Inc. and Siena Lending Group LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Sergio Cervantes
Name:	Sergio Cervantes
Title:	Chief Financial Officer
Dated: November 25, 2024